Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

August 10, 2026

Sunstone Hotel Investors, Inc.

15 Enterprise, Suite 200

Aliso Viejo, California 92656

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Sunstone Hotel Investors, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the registration of shares (the “Shares”) of common stock, $0.01 par value per share, of the Company having a maximum aggregate offering price of $300,000,000, in at-the-market offerings, covered by the above-referenced Registration Statement, and all amendments thereto (collectively, the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement, in the form in which it was filed with the Commission under the Securities Act, and the related form of prospectus included therein and the supplement thereto, each in the form in which it was transmitted to the Commission under the Securities Act;

2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Third Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5. Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, (i) the registration, sale and issuance of the Shares and (ii) the delegation to designated officers of the Company (the “Authorized Officers”) of the power to determine the number and price of the Shares and certain other matters in connection with the registration, sale and issuance of the Shares (collectively, the “Resolutions”), certified as of the date hereof by an officer of the Company;

Sunstone Hotel Investors, Inc.

August 10, 2026

6. The Equity Distribution Agreement, dated as of August 10, 2026 (the “Sales Agreement”), by and among the Company, Sunstone Hotel Partnership, LLC, a Delaware limited liability company, and each of BofA Securities, Inc., BTIG, LLC, Cantor Fitzgerald & Co., Capital One Securities, Inc., Huntington Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, M&T Securities, Inc., Regions Securities LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, each in its capacity as sales agent and/or principal in connection with the offering and sale of any Shares (each an “Agent” and together, the “Agents”) and, together with Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), and except in the case of BTIG, LLC and Capital One Securities, Inc., as forward seller (each a “Forward Seller,” and together, the “Forward Sellers”), and each of Bank of America, N.A., CF Secured, LLC, Huntington Securities, Inc., Jefferies LLC, JPMorgan Chase Bank, National Association, Nomura Global Financial Products, Inc., Regions Securities LLC, Truist Bank and Wells Fargo Bank, National Association or an affiliate thereof, each as forward purchaser (in such capacity, each a “Forward Purchaser,” and together, the “Forward Purchasers”) under a Master Forward Confirmation (as defined below).

7. The form of Master Forward Confirmation, attached to the Sales Agreement as Exhibit H thereto, which may be entered into by and between the Company and the applicable Forward Purchaser in relation to any forward stock purchase transaction (together with the applicable form of supplemental confirmation, each a “Forward Contract” and, collectively, the “Forward Contracts”);

8. A certificate executed by an officer of the Company, dated as of the date hereof; and

9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Sunstone Hotel Investors, Inc.

August 10, 2026

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The Shares will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VII of the Charter.

6. Upon the issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7. Each Forward Contract entered into by and between the Company and any Forward Purchaser in relation to any forward stock purchase transaction will not differ in any manner material to this opinion from the form of Forward Contract attached to the Sales Agreement as Exhibit H.

8. Certain terms of the Shares to be issued by the Company from time to time will be authorized and approved by the Board or a duly authorized committee thereof, or by the Authorized Officers, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions (with such approvals referred to hereinafter as the “Corporate Proceedings”) prior to the issuance thereof.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. Upon completion of all Corporate Proceedings relating to the Shares, the issuance and sale of the Shares by the Company pursuant to the Sales Agreement and the issuance and delivery by the Company of any Shares that may be issued, sold and/or delivered by the Company pursuant to settlement of any Forward Contract have been duly authorized and, when and if issued and delivered by the Company pursuant to the terms of the Sales Agreement, any applicable Forward Contract, the Resolutions, the Registration Statement and any other resolutions of the Board or a duly authorized committee thereof relating thereto, the Shares will be validly issued, fully paid and nonassessable.

Sunstone Hotel Investors, Inc.

August 10, 2026

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any state. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP